EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made as of April 3, 2006 (the “Effective Date”) by and between Earle M. Jorgensen Company, a Delaware corporation (formerly known as RSAC Acquisition Corp.) (the “Company”), and Maurice S. Nelson, an individual (“Consultant”).

RECITALS

A. The Company is the successor by merger (the “Merger”) to Earle M. Jorgensen Company (“EMJ”), a leading distributor of metal bar and tubular products used by North American manufacturing companies, and intends to continue to operate that business; and

B. Consultant was the Chief Executive Officer of EMJ prior to the Merger.

B. During a transition period following the change of control resulting from the Merger, the Company wishes to retain the expertise, experience and knowledge of Consultant by engaging Consultant to provide certain advice and services to the Company, and Consultant wishes to provide such services on the terms described herein; and

C. The parties wish to commit their agreement with respect to the foregoing to a writing binding on both parties.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual undertakings set forth herein, the Company and Consultant hereby agree as follows:

1. Services. The Company hereby engages Consultant and Consultant hereby accepts the engagement and agrees to provide consulting, transitional management, operational and marketing advice and such other services as the Company may reasonably request (collectively, the “Services”) from time to time during the term of this Agreement; provided, however, that Consultant shall not be required to spend more than ten hours per week in providing Services. The manner and means by which Consultant completes the Services shall be as reasonably requested by the Company’s Board of Directors.

2. Consulting Fees and Expenses.

(a) Consulting Fees. Subject to Consultant’s sending a monthly statement to the Company, the Company shall pay to Consultant a fee equal to Forty-five Thousand Eight Hundred Thirty-three Dollars ($45,833.00) per month (the “Consulting Fees”) paid within ten business days of the Company’s receipt of an invoice from Consultant each month during the term of this Agreement.

(b) Expenses. From time to time, the Company may request Consultant to make four or five trips during the term of this Agreement to various facilities of the Company or various events on behalf of the Company. The Company shall reimburse Consultant for all expenses for travel agreed to with the Company, and other business expenses incidental to such trips, of Consultant and his wife, if she accompanies him (which travel and accommodations shall be at the same standards as was the practice prior to the Merger).

3. Confidentiality. By reason of his former position with EMJ, Consultant has received confidential or proprietary information regarding EMJ and its operations, business, strategies, technologies and customers (the “EMJ” Information”). During the term of this Agreement and in the course of the performance of the Services under this Agreement, Consultant may receive confidential and proprietary information relating to the Company’s business, strategies, technologies, trade secrets and customers or relating to the Company’s parent corporation, Reliance Steel & Aluminum Co. (“Reliance”) (with the information being defined as, the “RSA Information” and, together with the EMJ Information, “Confidential Information”). Such Confidential Information may or may not include, but is not limited to, any marketing or customer support strategies, financial information, organizational structure, personnel information, customer lists, methods and know-how created or developed by EMJ, the Company or Reliance or information as to which the Company has an obligation of confidentiality; provided that no information which is or becomes publicly available (other than as a result of a breach of a confidentiality obligation), which has been disclosed to Consultant by a third party who is not under an obligation of confidentiality to EMJ, the Company or Reliance or which Consultant develops independently and without reference to any Confidential Information of EMJ, the Company or Reliance shall not be included in the definition of Confidential Information. Consultant acknowledges that the Confidential Information is the sole and exclusive property of the disclosing party and agrees (i) to maintain its confidentiality; (ii) not to reproduce any of the Confidential Information without the prior written consent of the disclosing party; (iii) not to use the Confidential Information except in the performance of the Services under this Agreement; and (iv) not to disclose all or any part of the Confidential Information to any third party during the term of this Agreement, except with the prior consent of the disclosing party.

4. Non-Competition/Non-Solicitation.

(a) Non-Competition. During the term of this Agreement or such longer period as Consultant may be bound by reason of an agreement with EMJ with respect to which the Company is entitled to the benefit, Consultant covenants and agrees that he shall not engage or participate, directly or indirectly, in any business in competition with the business conducted by the Company. The Consulting Fees shall be consideration for this covenant not to compete.

(b) Non-Solicitation. During the term of this Agreement, without the prior written consent of the Company (which may be withheld by the Company in its sole discretion), Consultant shall not (i) solicit, induce or attempt to induce, or assist others to solicit or induce or attempt to induce, any employee, contractor, consultant or agent of the Company or any of its affiliated entities to either leave his or her employment, consulting or other position or business relationship with the Company or any of its affiliated entities or breach his or her employment, consulting or other agreement with the Company or any of its affiliated entities or (ii) solicit, induce or attempt to induce or assist others to solicit, induce or attempt to induce, any customer, supplier, vendor, contractor or client associated with the Company or any of its affiliated entities to terminate its, his or her business relationship with the Company or any of its affiliated entities or make any disparaging or derogatory or detrimental comments about the Company or any of its affiliated entities, any of their employees, directors or officers.

5. Term. The term of this Agreement shall be for a period of three months from the date of this Agreement, provided that Consultant may terminate this Agreement with respect to the Services upon thirty (30) days’ prior written notice to the Company. Thereafter, the Company will have no obligations to make payments to Consultant. The obligations of Consultant set forth in Sections 3, 4 and 7 hereof shall survive the termination of this Agreement and shall remain in full force and effect in accordance with their respective terms.

6. Compliance with Applicable Laws. Consultant warrants that all Services performed under this Agreement, and the Company warrants that all Services requested to be performed under this Agreement, will comply with all applicable laws and regulations.

7. Independent Contractor. Consultant is an independent contractor, is not an agent or employee of the Company and is not authorized to act on behalf of or to bind the Company. Consultant will not be eligible for any employee benefits, nor will the Company make any deductions from or withhold any amounts payable to Consultant for taxes unless required to do so by applicable taxing authorities. Taxes on the Consulting Fees shall be the sole responsibility of Consultant. This Agreement shall not be construed to create a joint venture or partnership among the parties hereto.

8. Legal and Equitable Remedies. The parties hereby acknowledge and agree that in the event of any breach of this Agreement a party may suffer an irreparable injury with respect to which a remedy at law would not afford adequate protection or appropriate compensation. Accordingly, the parties hereby agree that the non-breaching parties shall be entitled to specific performance, an injunction or other equitable relief, as well as such further relief as may be granted by a court of competent jurisdiction.

9. Miscellaneous.

(a) Binding Upon Successors; Assignment. The parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, administrators and permitted assigns. Notwithstanding the foregoing, no party may assign its rights or obligations under this Agreement without the prior written consent of the party entitled to the benefit of such rights or obligations.

(b) Amendments or Waivers. This Agreement may not be modified or amended and no provision of this Agreement may be waived unless such modification, amendment or waiver is in a writing signed by both parties.

(c) Third Party Beneficiaries. Except for Reliance, which shall be entitled to rely on and enforce Consultant’s obligations and covenants under Section 3 hereof, no third party shall be entitled to the benefits of this Agreement.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California for contracts made in and wholly performed in the State of California.

(e) Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below their respective signatures or at such other address as the parties shall specify in writing. Such notice shall be deemed given upon personal delivery or upon mailing by certified or registered mail, postage prepaid, or upon delivery to a messenger or commercial courier required to deliver such notice within 24 hours after receipt.

(f) Attorneys’ Fees. In the event that a dispute arises regarding the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to reasonable costs and expenses, including, but not limited to, attorneys’ fees. This provision shall not merge with any order or award and shall apply to all appellate and enforcement proceedings.

(g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

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(Signatures on following page)

IN WITNESS WHEREOF, the Company and Consultant have executed this Agreement to be effective as of the Effective Date set forth above.

COMPANY:

EARLE M. JORGENSEN COMPANY, a Delaware corporation

By	/s/ R. NEIL MCCAFFERY
R. Neil McCaffery Chief Executive Officer, President and Chief Operating Officer
Address: 10650 Alameda Street Lynwood, California 90262

CONSULTANT:

/s/ MAURICE S. NELSON, JR.
Maurice S. Nelson, Jr. an individual Address: 10580 Wilshire Boulevard Box 27 Los Angeles, CA 90024

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